UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 8.01 below, on September 18, 2017, US Foods Holding Corp. (the “Company”) completed an underwritten secondary public offering of 40,000,000 shares of the Company’s common stock owned by investment funds associated with Clayton, Dubilier & Rice, LLC (“CD&R”) and Kohlberg Kravis Roberts & Co., L.P. (“KKR”). As a result of the decrease in KKR’s shareholdings in the Company following the completion of the offering, and pursuant to the terms of the Company’s Amended and Restated Stockholders Agreement, dated as of June 1, 2016 (the “Stockholders Agreement”), Vishal Patel has resigned from the Board of Directors of the Company (the “Board”). Mr. Patel served on the Board as a designee of KKR. Notwithstanding the decrease in CD&R’s shareholdings in the Company and the terms of the Stockholders Agreement, the Board has determined that it will not require the resignation of either of the two directors serving as designees of CD&R until the earlier of: (i) any subsequent sale of the Company’s common stock by CD&R and (ii) the date on which the Board nominates the slate of directors to be voted upon by stockholders at the Company’s 2018 Annual Meeting of Stockholders. After giving effect to Mr. Patel’s resignation, the Board is currently comprised of nine (9) members.

Item 8.01.	Other Events.

On September 18, 2017, the Company completed an underwritten secondary public offering of 40,000,000 shares of the Company’s common stock owned by investment funds associated with CD&R and KKR (collectively, the “Selling Stockholders”) pursuant to the terms of an Underwriting Agreement, dated September 13, 2017 (the “Underwriting Agreement”), among the Company, the Selling Stockholders named in Schedule II thereto and the underwriters named in Schedule I thereto (the “Underwriters”). The Selling Stockholders also granted the Underwriters an option to purchase up to an additional 6,000,000 shares of common stock within 30 days of the prospectus supplement dated September 13, 2017. The Underwriters purchased the shares from the Selling Stockholders at a price of $27.34 per share, resulting in proceeds to the Selling Stockholders, before expenses, of $1.1 billion (or $1.3 billion if the Underwriters’ option to purchase additional shares is exercised in full). The Company did not sell any stock in this transaction and did not receive any proceeds from the sale of the shares of common stock by the Selling Stockholders. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated September 13, 2017, among US Foods Holding Corp., the selling stockholders named in Schedule II thereto and the underwriters named in Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 18, 2017	US Foods Holding Corp.

	By:	/s/ Kristin M. Coleman
Executive Vice President, General Counsel and Chief Compliance Officer